UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 3, 2009

BRT REALTY TRUST
(Exact name of Registrant as specified in charter)

Massachusetts	001-07172	13-2755856
(State or other	(Commission file No.)	(IRS Employer
jurisdiction of		I.D. No.)
incorporation)

60 Cutter Mill Road, Suite 303, Great Neck, New York    11021
(Address of principal executive offices)                      (Zip code)

Registrant's telephone number, including area code     516-466-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

An Amended and Restated Limited Liability Company Operating Agreement of RBH-TRB Newark Holdings LLC (“Newark Holdings”) was entered into as of June 3, 2009, by and among TRB Newark Assemblage LLC and TRB Newark TRS LLC, wholly-owned subsidiaries (the “Subsidiaries”) of BRT Realty Trust (“BRT”), RBH Capital LLC and RBH Partners LLC.  The pertinent points of the transaction are as follows:

(a)           Newark Holdings acquired fee title to a grouping of properties in the downtown area of Newark, New Jersey (which includes existing office, retail, parking and vacant land which are primarily being held for future renovation or redevelopment).

(b)           BRT formerly held loans secured by the bulk of these properties in the aggregate of approximately $38 million, of which approximately $11 million was satisfied by the conveyance to the Subsidiaries of an equity interest in Newark Holdings and the balance of which have been refinanced with a new loan of $27 million held by BRT.   The $27 million loan is secured by a mortgage on almost all of these properties, including the previously unencumbered properties, which matures in five years, with a two-year extension option and provides for an interest rate of 11% per annum, of which 6% is paid currently and 5% accrues and is paid in five years.  The extension option cannot be exercised unless all accrued interest is brought current at the time of exercise.
(c)           The Subsidiaries hold an aggregate of 50.1% of the membership interests in Newark Holdings (with a common capital account of approximately $3.9 million) and hold an approximately $6.8 million preferred capital account interest.   RBH Capital LLC and RBH Partners, LLC hold an aggregate of 49.9% of the membership interests in Newark Holdings (with a common capital account of approximately $3.9 million).

(d)           RBH Capital LLC and RBH Partners, LLC are affiliated with the former owners of the properties securing the prior approximately $38 million of aggregate loans held by BRT and contributed additional properties (unencumbered by the former BRT loans) and contract rights in additional properties to Newark Holdings.

(e)           An affiliate of RBH Capital LLC and RBH Partners, LLC is the manager of Newark Holdings and has operating responsibility for the day to day activities of Newark Holdings, but BRT’s consent is required for major decisions.

The foregoing summary does not describe all of the terms of the transaction.  The foregoing is qualified in its entirety by reference to the full text of the Amended and Restated Limited Liability Company Operating Agreement, which is filed as Exhibit 10.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d)          Exhibits.

10.1	Amended and Restated Limited Liability Company Operating Agreement, dated as of June 3, 2009, by and among TRB Newark Assemblage LLC, TRB Newark TRS LLC, RBH Capital LLC, and RBH Partners, LLC.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRT REALTY TRUST

Date: June 9, 2009	By:	Simeon Brinberg
Simeon Brinberg
Senior Vice President